Exhibit 99.6


For immediate release
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               Wireless Ventures Announces New Name and Symbol
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New York, NY - October 4, 2001 - Wireless Ventures,  Inc. (OTCBB:  WLSV) today announced that the Company has changed its name to Pivotal Self-Service Technologies Inc. and effective immediately will be traded under the symbol "PVSS".

The change in name occurred following an affirmative vote from the Shareholders Meeting on September 21, 2001.

Stephen L. Cussons, CEO of Pivotal Self-Service Technologies stated, "With the new business strategy, we felt the Company needed a brand name that better reflected the industry we operate in."

Pivotal Self-Service Technologies is involved in the marketing and management of ATMs, Kiosks, POS and related services throughout Canada and the United States. Pivotal Self-Service Technologies intends to be a leader in the self-service market space in North America by acquiring retail space to offer and deliver products and services that will provide revenues to retailers and bring value added benefits to consumers. Pivotal Self-Service Technologies' operations in Canada are carried out through its wholly owned subsidiary 4CASH ATM Services Canada Inc.

This release includes projections of future results and "forward-looking statements" as that term is defined in Sections 27A of the Securities Act of 1933 as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934 as amended (the "Exchange Act"'). All statements that are included in this release, other than statements of historical fact, are forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable; it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the expectations are disclosed in this release, including, without limitation, in conjunction with those forward-looking statements contained in this release.

Contact:
Steve Cussons, 905-477-8378 ext. 286